Company Contact:	Wayne Miller Chief Financial and Operating Officer (212) 403-0500
Investor Relations Contact:	James R. Palczynski ICR, Inc. (203) 682-8200

G-III Apparel Group, Ltd. to Present at The Seventh Annual ICR Xchange Conference

January 10, 2005 – New York – G-III Apparel Group, Ltd. (NASDAQ: GIII) announced today that management will deliver a presentation on behalf of the company at the Integrated Corporate Relations 7th Annual Xchange conference at the La Costa Resort and Spa in Carlsbad, CA.

The G-III investor presentation will be webcast live at 2:50 p.m. Pacific Time on Thursday, January 13, 2005 at http://www.icr-online.com/conference. Real Player or Windows Media Player is required to listen to the webcast. This software may be downloaded for free by accessing the enclosed webcast link.

About G-III Apparel Group

G-III Apparel Group, Ltd. is a leading manufacturer and distributor of outerwear and sportswear under licensed labels, our own labels and private labels. The Company has fashion licenses with Kenneth Cole, Nine West, Cole Haan, Jones Apparel, Sean John, Bill Blass, Cece Cord and James Dean and sports licenses with the National Football League, National Hockey League, National Basketball Association, Major League Baseball, Louisville Slugger, NASCAR, World Poker Tour and more than 60 universities nationwide. Company-owned labels include, among others, Black Rivet, Colebrook and Siena Studio.